UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 22, 2014

Lightstone Value Plus Real Estate Investment Trust II, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-54047	83-0511223
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1985 Cedar Bridge Avenue, Suite 1

Lakewood, New Jersey 08701

  (Address, including zip code, of Principal Executive Offices)

Registrant's telephone number, including area code: (732) 367-0129

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On September 22, 2014, Lightstone Value Plus Real Estate Investment Trust II, Inc. (the “Company”) held its annual meeting of stockholders. The matter submitted to the stockholders for a vote included (1) the election of five directors to serve until the 2015 annual meeting of stockholders and until their successors are duly elected and qualify and (2) the approval of certain amendments to the Lightstone Value Plus Real Estate Investment Trust II, Inc.’s charter (the “Charter”) which will cause the Charter to conform to certain guidelines under state securities law. The number of votes cast for, against or withheld, as well as the number of abstentions as to such matters are set below.

(1)	Proposal: Elect five directors

Matter:	Number of Votes FOR	Number of Votes AGAINST/ WITHHOLD

Election of Directors:

David Lichtenstein (Director)	6,218,779	158,364

Edwin J. Glickman (Independent Director)	6,224,683	152,461

George R. Whittemore (Independent Director)	6,243,026	134,118

Shawn R. Tominus (Independent Director)	6,243,922	133,221

Bruno de Vinck (Director)	6,212,765	164,378

(2)	Proposal: Approve certain amendments to the Charter.

Votes
For	Against	Abstain
6,049,883	65,575	261,686

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC.

Date: September 22, 2014	By:	/s/ Donna Brandin
Donna Brandin
Chief Financial Officer and Principal Accounting Officer

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